Exhibit 1.1

                                                                EXECUTION COPY

                                 $718,125,000

                         FIFTH THIRD AUTO TRUST 2004-A

                     1.3975% ASSET BACKED NOTES, CLASS A-1
                      2.42% ASSET BACKED NOTES, CLASS A-2
                      3.19% ASSET BACKED NOTES, CLASS A-3
                      3.70% ASSET BACKED NOTES, CLASS A-4

                       CITIGROUP VEHICLE SECURITIES INC.

                 FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

                            UNDERWRITING AGREEMENT


                                                                  June 9, 2004

Citigroup Global Markets Inc.,
 as representative of the several Underwriters
  listed on Schedule I hereto
c/o Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     1. Introduction. Citigroup Vehicle Securities Inc., a Delaware corporation (the "Depositor") and a wholly owned subsidiary of Citigroup Financial Products Inc., a Delaware corporation, proposes to cause Fifth Third Auto Trust 2004-A (the "Trust") to issue $141,000,000 principal amount of its 1.3975% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $296,000,000 principal amount of its 2.42% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $140,000,000 principal amount of its 3.19% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and $141,125,000 principal amount of its 3.70% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Offered Notes") to Citigroup Global Markets Inc. and the other several underwriters listed on
Schedule I hereto (collectively, the "Underwriters"). Simultaneously with the issuance and sale of the Offered Notes as contemplated in this Agreement, the Trust will issue $20,625,000 principal amount of its 3.60% Asset Backed Notes, Class B (the "Class B Notes" and, together with the Offered Notes, the "Notes"). The Trust will also issue trust certificates (the "Certificates") representing fractional undivided equity interests in the Trust. Initially, the Class B Notes and the Certificates will be held by Fifth Third Auto Funding LLC (the "Seller").

     The Trust Property will include, among other things, a pool of motor vehicle retail installment sale contracts and retail installment loans secured by new and used automobiles and


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light-duty trucks, to be transferred by the Depositor to the Trust on the
Closing Date (the "Receivables"), the related security interests in the motor vehicles financed thereby (the "Financed Vehicles"), certain monies received thereon after May 31, 2004 (the "Cutoff Date"), insurance proceeds and liquidation proceeds with respect thereto, the related Receivables Files, amounts on deposit from time to time in the Trust Accounts and the proceeds of the foregoing. The Receivables have been originated or purchased by Fifth Third Bank, a Michigan banking corporation ("Fifth Third (Michigan)") and will initially be sold to the Seller pursuant to the Transfer and Sale Agreement dated as of June 1, 2004 (the "Transfer and Sale Agreement") between Fifth Third (Michigan) and the Seller. The Seller will then convey the Receivables to the Depositor pursuant to the Receivables Purchase Agreement dated as of June 1, 2004 (the "Receivables Purchase Agreement") between the Seller and the Depositor. The Receivables will be serviced for the Trust by Fifth Third Bank, an Ohio banking corporation ("Fifth Third (Ohio)" and in such capacity, the "Servicer") who will also act as custodian in respect of the Receivables Files (in such capacity, the "Custodian") and as administrator with respect to the Trust (in such capacity, the "Administrator"). The Notes will be issued pursuant to an Indenture to be dated as of June 1, 2004 (the "Indenture"), between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to an Amended and Restated Trust Agreement to be dated as of June 1, 2004 (as amended and supplemented from time to time, the "Trust Agreement"), between Citigroup Vehicle Securities Inc., as Depositor, and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of June 1, 2004 (the "Sale and Servicing Agreement"), among the Trust, the Seller, Fifth Third (Ohio), the Depositor and the Indenture Trustee, or, if not defined therein, in the Indenture or, if not defined therein, in the Trust Agreement.

     2. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, each Underwriter that:

     (a) The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-105855) on such Form, including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Notes. The Depositor may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Depositor will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Offered Notes) or (ii) after the effectiveness of such registration statement, either (A) a final base prospectus relating to the Notes in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final base prospectus and a final prospectus supplement relating to the Offered Notes in accordance with Rules 415 and 424(b)(2) or (5).

     In the case of clauses (ii) (A) and (B) above, the Depositor has included in such registration statement, as amended at the Effective Date (as defined herein), all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included


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in the Prospectus with respect to the Offered Notes and the offering thereof.
As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Offered Notes and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Depositor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement." "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Base Prospectus which describes the Offered Notes and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Notes that, together with the Base Prospectus, as amended at the time of such filing, is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Notes, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Offered Notes and the offering of the Offered Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.


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     (b) On the Effective Date and on the date of this Agreement, the
Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of the Underwriters through Citigroup Global Markets Inc. specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto.

     (c) This Agreement has been duly authorized, executed and delivered by the Depositor.

     (d) None of the Depositor, any of its Affiliates or anyone acting on behalf of the Depositor or any of its Affiliates has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or registration of the Depositor or the Trust under the Investment Company Act, nor will the Depositor or any of its Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.

     3. Representations and Warranties of Fifth Third (Ohio). Fifth Third
(Ohio) represents and warrants to the each Underwriter that:

     (a) The representations and warranties of Fifth Third (Ohio) in the Basic Documents to which Fifth Third (Ohio) is a party will be true and correct and Fifth Third (Ohio) will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date.

     (b) On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Fifth Third (Ohio) makes no representations or warranties as to the information contained in or omitted from the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of the Underwriters through Citigroup Global Markets Inc. specifically for use in connection with the preparation of the Prospectus or any supplement thereto.


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     (c) Since the respective dates as of which information is included in the
Prospectus, there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), prospects or material properties or assets of Fifth Third (Ohio) or any of its affiliates.

     (d) This Agreement has been duly authorized, executed and delivered by Fifth Third (Ohio).

     4. Representations and Warranties of the Underwriters. Each Underwriter represents and warrants to, and agrees with, the Depositor that:

     (a) In relation to the Offered Notes which have a maturity of one year or more, it has not offered or sold and, prior to the expiry of the period of six months from the issue date of such Offered Notes, will not offer or sell any such Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended.

     (b) In relation to any Offered Notes which must be redeemed before the first anniversary of the date of their issue, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Offered Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA") by the Trust.

     (c) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes in circumstances in which section 21(1) of the FSMA does not apply to the trust.

     (c) It has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom (including section 19 (Carrying on a Regulated Activity) and section 21 (Financial Promotion) of the FSMA).

     5. Purchase, Sale, and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to issue, and agrees to sell, to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase, Offered


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


Notes in the principal amounts and at the purchase prices set forth opposite its name in Schedule II hereto. Delivery of and payment for the Offered Notes shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, on June 18, 2004 (the "Closing Date"). Delivery of the Offered Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Offered Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. The Offered Notes will be available in definitive form only under limited circumstances.

     6. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     7. Covenants of the Depositor. The Depositor covenants and agrees with each Underwriter that:

     (a) The Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Offered Notes, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

     (b) The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be delayed or withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, at any time within 90 days of the date hereof when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material


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fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time within 90 days of the date hereof to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this
Section 7, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

     (d) The Depositor will furnish to the Underwriters copies of the Registration Statement, each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

     (e) The Depositor will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

     (f) The Depositor will cooperate with the Underwriters and use its best efforts to permit the Offered Notes to be eligible for clearance and settlement through DTC.

     8. Covenants of Fifth Third (Ohio).

     (a) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs with respect to Fifth Third (Michigan), Fifth Third (Ohio) or the Seller as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Fifth Third (Ohio) will notify the Depositor and will provide sufficient information to enable the Depositor to prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission.

     (b) For a period from the date of this Agreement until the retirement of the Offered Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever occurs first, Fifth Third (Ohio) agrees to deliver to you the monthly servicing report, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee by Fifth Third (Ohio).

     (c) For a period of one year from the date hereof, Fifth Third (Ohio) will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning Fifth Third (Ohio), filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.


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     (d) Fifth Third (Ohio) will cooperate with the Depositor and the
Underwriters and use its best efforts to permit the Offered Notes to be eligible for clearance and settlement through DTC.

     (e) Fifth Third (Ohio) will cooperate with the Depositor in obtaining the ratings on the Offered Notes that are required pursuant to Section 10(v).

     9. Payment of Expenses.

     (a) As between the Depositor and the Underwriters, the Depositor agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Offered Notes to the Underwriters, (iv) the qualification of the Offered Notes under securities laws in accordance with the provisions of
Section 7(e), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Notes, and (vii) the fees and expenses of Sidley Austin Brown & Wood LLP incurred as a result of providing the opinions required by Sections 10(i), 10(j), 10(k) and 10(l) hereof.

     (b) As between Fifth Third (Ohio) and the Underwriters, Fifth Third
(Ohio) agrees to pay or cause to be paid all expenses incident to the performance of the obligations of Fifth Third (Ohio) and its affiliates under this Agreement and the Basic Documents including (i) the fees and expense of counsel and accountants for Fifth Third (Ohio) and its affiliates, (ii) any fees charged by rating agencies for the rating of the Offered Notes, and (iii) any fees or expenses of the Depositor that Fifth Third (Ohio) or its affiliates have agreed to pay or reimburse.

     10. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and Fifth Third (Ohio) herein, to the accuracy of the statements of officers of the Depositor and Fifth Third (Ohio) made pursuant to the provisions hereof, to the performance by the Depositor and Fifth Third (Ohio) of their respective obligations hereunder and under the Basic Documents and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurs at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurs after 3:00 P.M. New York City time on such date.


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     (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Sections 2(a) and 2(b) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

     (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of Fifth Third (Ohio) or its affiliates, the Trust or the Depositor which, in the judgment of the Underwriters, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of Fifth Third (Ohio), the Depositor or any of their affiliates on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency or any material change in the financial markets if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes; or (vi) a material disruption in securities settlement or clearance services in the United States.

     (d) You shall have received the opinion of internal counsel to Fifth Third (Michigan), dated the Closing Date satisfactory in form and scope to the Depositor and the Underwriters.

     (e) You shall have received the opinion of internal counsel to Fifth Third (Ohio), dated the Closing Date satisfactory in form and scope to the Depositor and the Underwriters.

     (f) You shall have received the opinion or opinions of Mayer, Brown Rowe & Maw LLP, counsel for Fifth Third (Michigan), Fifth Third (Ohio) and the Seller, dated the Closing Date and satisfactory in form and scope to the Depositor and the Underwriters.

     (g) You shall have received the opinion of Mayer Brown Rowe & Maw LLP, counsel for Fifth Third (Ohio), Fifth Third (Michigan) and the Seller, dated the Closing Date and satisfactory in form and scope to the Depositor and the Underwriters regarding the conveyance of certain of the Receivables by Fifth Third (Ohio) to Fifth Third (Michigan) and the conveyance of all of the Receivables by Fifth Third (Michigan) to the Seller and the rights of the Seller and its assignees in the event of the insolvency of Fifth Third (Michigan) or Fifth Third (Ohio).

     (h) You shall have received the opinion of Mayer Brown Rowe & Maw LLP, counsel for Fifth Third (Michigan), Fifth Third (Ohio) and the Seller, dated the Closing Date and satisfactory in form and scope to the Depositor and the Underwriters regarding the security


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interests created under the Transfer and Sale Agreement, the Receivables
Purchase Agreement, the Sale and Servicing Agreement and the Indenture and certain related perfection matters.

     (i) You shall have received the opinion of Sidley Austin Brown & Wood LLP, counsel for the Depositor, dated the Closing Date and satisfactory in form and scope to you.

     (j) You shall have received the opinion or opinions of Sidley Austin Brown & Wood LLP, in its capacity as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Notes, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require.

     (k) You shall have received the opinion of Sidley Austin Brown & Wood LLP, counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters regarding the true sale of the Depositor's right, title and interest in the Receivables to the Trust.

     (l) You shall have received the opinion of Sidley Austin Brown & Wood LLP, as special federal tax counsel to the Trust, dated the Closing Date to the effect that the statements in the final Prospectus Supplement under the headings "Summary of Terms of the Securities--Tax Status", "Summary of Terms of the Securities--ERISA Considerations" and under "Material Federal Income Tax Consequences" and in the final Base Prospectus under the headings "Summary--Tax Status", "Summary--ERISA Considerations", "Material Federal Income Tax Consequences" and "ERISA Considerations" (to the extent that such sections (other than such "ERISA Considerations" sections) relate to federal income tax consequences), to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and accurately describe the material federal income tax consequences to holders of the Offered Notes.

     (m) You shall have received the opinion of Keating, Muething & Klekamp, P.L.L., as Ohio state tax counsel to the Trust, dated the Closing Date and satisfactory in form and scope satisfactory to you, to the effect that the statements in the final Prospectus Supplement under the heading "Certain State Tax Consequences" and in the Base Prospectus under the heading "Certain State Tax Consequences", in each case to the extent relating to Ohio tax consequences, accurately describe the Ohio tax consequences to holders of the Offered Notes.

     (n) You shall have received the opinion of Mayer Brown Rowe & Maw LLP, counsel for Fifth Third (Michigan), dated the Closing Date and satisfactory in form and scope satisfactory to you, with respect to matters concerning security interests in Financed Vehicles under the laws of the State of Illinois and the State of Michigan.

     (o) You shall have received the opinion of Baker & Daniels, counsel for Fifth Third (Michigan), dated the Closing Date and satisfactory in form and scope satisfactory to you, with respect to matters concerning security interests in Financed Vehicles under the laws of the State of Indiana.

     (p) You shall have received the opinion of Emmett Marvin & Martin LLP, counsel to the Indenture Trustee, addressed to you and the Depositor of dated the Closing Date and satisfactory in form and scope to the Depositor and the Underwriters.

     (q) You shall have received the opinion or opinions of Richards, Layton & Finger, counsel to the Owner Trustee and special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and scope to the Depositor and the Underwriters.

     (r) The Underwriters shall have received such opinions, addressed to the Underwriters and dated the Closing Date, as are delivered to the Rating Agencies.

     (s) The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Depositor in which such officer shall state that, to the best of his or her knowledge:

          (i) the representations of the Depositor contained in this Agreement are true and correct; the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

          (ii) since the respective dates as of which information is included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor or the Trust has occurred; and

          (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (t) The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of Fifth Third
(Ohio) in which such officer shall state that, to the best of his or her knowledge:

          (i) The representations of Fifth Third (Ohio) contained in this Agreement and the Basic Documents are true and correct; Fifth Third
          (Ohio) has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; and

          (ii) since the respective dates as of which information is included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Fifth Third (Ohio) or its affiliates has occurred.

     (u) The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC financing statements have been or are being filed in the office of (i) the Secretary of State of Michigan reflecting the sale of the Receivables and the other Trust Property by Fifth Third (Michigan) to the Seller and (ii) the State of Delaware reflecting (A) the sale of the Receivables and the other Trust Property by the Seller to the Depositor, (B) the sale of the Receivables and the other Trust Property by the Depositor to the Trust and (C) the pledge of the Receivables and the other Trust Property by the Trust to the Indenture Trustee for the benefit of the Noteholders.

     (v) The Class A-1 Notes shall have been rated "Prime-1" by Moody's Investors Services, Inc. ("Moody's") and "A-1+" by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), the Class A-2, Class A-3, and Class A-4 Notes shall have been rated "AAA" by S&P and "Aaa" by Moody's, respectively. Neither S&P nor Moody's shall have given any notice of any intended or potential reduction in or withdrawal of any of the above-referenced ratings or of a possible change in any such rating that does not indicate the direction of the possible change.

     (w) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters.

     (x) Subsequent to the Execution Time, there shall not have been any reduction or withdrawal by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
Act) of the current rating of any securities issued or originated by the Depositor, Fifth Third (Michigan), Fifth Third (Ohio) or any of their respective affiliates or any notice given of any intended or potential reduction in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (y) Prior to the Closing Date, the Depositor, Fifth Third (Michigan) and Fifth Third (Ohio) shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

     If any of the conditions specified in this Section 10 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not reasonably satisfactory in all material respects in form and scope to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Depositor in writing or by telephone or telegraph confirmed in writing.

     11. Indemnification and Contribution.

     (a) The Depositor agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement, the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriters through Citigroup Global Markets Inc. specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Depositor may otherwise have.

     (b) Fifth Third (Ohio) agrees to indemnify and hold harmless each Underwriter, the Depositor, the respective directors, officers, employees and agents of each Underwriter and the Depositor and each person who controls any Underwriter or the Depositor within the meaning of either the Securities Act or the Exchange Act and each person who signed the Registration Statement against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the preliminary Base Prospectus, the Preliminary Prospectus Supplement, the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Fifth Third (Ohio) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents, (i) with respect to the Depositor Information specified in paragraph (d) below or (ii) in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriters through Citigroup Global Markets Inc. specifically for inclusion therein. This indemnity agreement will be in addition to any liability that Fifth Third (Ohio) may otherwise have.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers, each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act, Fifth Third (Ohio), its directors, its officers and each person who controls Fifth Third (Ohio) within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from the Depositor and Fifth Third (Ohio), respectively, to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Depositor by the Underwriters through Citigroup Global Markets Inc. specifically for inclusion in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement, the Base Prospectus or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. The Depositor and Fifth Third (Ohio) each acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus (or in any amendment or supplement thereto).

     (d) The Depositor agrees to indemnify and hold harmless Fifth Third
(Ohio), its directors, officers, employees and agents and each person who controls Fifth Third (Ohio) within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Depositor Information included in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement, the Base Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Depositor may otherwise have. Fifth Third (Ohio) acknowledges that the statements set forth under the headings "Summary--Depositor", "Summary--Investor Information--Mailing Address and Telephone Number" and "The Depositor" in the Prospectus Supplement and under the headings "Summary--The Depositor" and "The Depositor" in the Base Prospectus constitute the only "Depositor Information" contained in the Prospectus (or in any amendment or supplement thereto).

     (e) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above, as applicable. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party and (y) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (f) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnifying party and indemnified parties may be subject in such proportion as is appropriate to reflect the relative benefits from the offering of the Offered Notes received by the Depositor, the several Underwriters and Fifth Third (Ohio) and its affiliates considered as a whole for this purpose; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Offered Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the party which would otherwise be obligated to indemnify pursuant to paragraph (a), (b), (c) or
(d), on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the party which would otherwise be obligated to indemnify pursuant to paragraph (a), (b), (c) or (d), on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Depositor shall be deemed to be equal to the difference between the total net proceeds from the offering (before deducting expenses) and the Purchase Price under the Receivables Purchase Agreement; benefits received by Fifth Third (Ohio) and its affiliates shall be deemed to be equal to the Purchase Price (before deducting expenses); and benefits received by any Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by such Underwriter in connection with the purchase of the Offered Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other. The Depositor, Fifth Third (Ohio) and the several Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, (x) each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, (y) each person who controls Fifth Third (Ohio) within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of Fifth Third (Ohio) shall have the same rights to contribution as Fifth Third (Ohio), and (z) each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to the applicable terms and conditions of this paragraph (f).

     12. Defaults of the Underwriters. If any Underwriter defaults in its obligation to purchase the Offered Notes hereunder on the Closing Date and arrangements satisfactory to the nondefaulting Underwriters and the Depositor for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriters or the Depositor, except as provided in Section 14. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     13. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

     14. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Fifth Third (Ohio) or any of its officers, the Depositor or any of its officers, and the several Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor or Fifth Third (Ohio) submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Depositor or Fifth Third (Ohio) or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Depositor and Fifth Third (Ohio) shall remain responsible for the respective expenses to be paid or reimbursed by the Depositor or Fifth Third (Ohio) pursuant to Section 9 and the respective obligations of the Depositor, Fifth Third (Ohio) and the Underwriters pursuant to Section 11 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items
(ii), (iv), (v) and (vi) of Section 10(c)), Fifth Third (Ohio) will reimburse the Underwriters, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Notes.

     15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered to them c/o Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013; if sent to the Depositor, will be mailed or delivered to it at 390 Greenwich Street, New York, New York 10013; and if sent to Fifth Third (Ohio), will be mailed or delivered to it at 38 Fountain Square Plaza, Cincinnati, Ohio 45263. Any such notice will take effect at the time of receipt.

     16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligations hereunder.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     18. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor, Fifth Third
(Ohio) and the Underwriters in accordance with its terms.

                                  Very truly yours,

                                  CITIGROUP VEHICLE SECURITIES INC.



                                  By: /s/ Ted K. Yarbrough
                                     ---------------------------------------
                                     Name:  Ted K. Yarbrough
                                     Title: Vice President




                                  FIFTH THIRD BANK, an Ohio banking corporation



                                  By: /s/ Ronald D. Marks
                                     ------------------------------------------
                                     Name:  Ronald D. Marks
                                     Title: Treasurer


The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

CITIGROUP GLOBAL MARKETS INC.,
 for itself and as representative of the
 Underwriters



By: /s/ Steven Vierengel
   -------------------------------------
   Name:  Steven Vierengel
   Title: Vice President

                                  SCHEDULE I


Citigroup Global Markets Inc.

Fifth Third Securities Inc.

Morgan Stanley & Co. Incorporated

                                  SCHEDULE II



OFFERED NOTES                              PRINCIPAL AMOUNT         PRICE (%)

Class A-1 Notes
---------------

Citigroup Global Markets Inc.                $105,750,000          99.83000%
Fifth Third Securities Inc.                  $ 17,625,000          99.83000%
Morgan Stanley & Co. Incorporated            $ 17,625,000          99.83000%



Class A-2 Notes
---------------

Citigroup Global Markets Inc.                $222,000,000          99.80533%
Fifth Third Securities Inc.                  $ 37,000,000          99.80533%
Morgan Stanley & Co. Incorporated            $ 37,000,000          99.80533%



Class A-3 Notes
---------------

Citigroup Global Markets Inc.                $105,000,000          99.78859%
Fifth Third Securities Inc.                  $ 17,500,000          99.78859%
Morgan Stanley & Co. Incorporated            $ 17,500,000          99.78859%



Class A-4 Notes
---------------

Citigroup Global Markets Inc.                $105,843,750          99.74813%
Fifth Third Securities Inc.                  $ 17,640,625          99.74813%
Morgan Stanley & Co. Incorporated            $ 17,640,625          99.74813%